Exhibit 99.2

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of May 25, 2004, among US Unwired Inc., a Louisiana corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, successor in interest to State Street Bank and Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH :

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 29, 1999 providing for the issuance of an aggregate face amount of up to $400,000,000 of 13 3/8% Senior Subordinated Discount Notes due 2009 (the “Notes”) and a supplemental indenture, dated as of March 11, 2002 pursuant to which Georgia PCS Management, LLC and Georgia PCS, Leasing, LLC were added as Guaranteeing Subsidiaries;

WHEREAS, Louisiana Unwired, LLC, a subsidiary of the Company (the “Pledgor”), and U.S. Bank National Association, in its capacity as Trustee under the Indenture, as collateral agent (the “Collateral Agent”), have entered into a Pledge and Security Agreement (the “Pledge Agreement”) for the benefit of the Holders of the Notes;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Note Guarantees and the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes;

WHEREAS, the Company, pursuant to an Offer to Purchase and Consent Solicitation Statement, dated May 12, 2004 (the “Statement”) has offered to purchase for cash any and all of the outstanding Notes (the “Offer”) and solicited consents of the Holders to the substance of the amendments to the Indenture contained in this Supplemental Indenture, to the termination of the Pledge Agreement and to the release of the Pledged Collateral from the Lien created by the Indenture, the Notes and the Pledge Agreement (the “Consent Solicitation”), upon the terms and conditions set forth in this Statement;

WHEREAS, the Holders of a majority in principal amount of the outstanding Notes have delivered, pursuant to the Consent Solicitation and in accordance with the requirements of Sections 2.09 and 9.02 of the Indenture, written consents to the substance of the amendments to the Indenture contained in this Supplemental Indenture, to the termination of the Pledge Agreement and to the release of the Pledged Collateral from the Lien created by the Indenture, the Notes and the Pledge Agreement;

WHEREAS, in accordance with Section 9.02 of the Indenture, it is not necessary for the consents of the Holders under Section 9.02 of the Indenture to approve the particular form of the amendments to the Indenture contained in this Supplemental Indenture, but it is sufficient that such consents approve the substance thereof, and

WHEREAS, all conditions precedent provided for in the Indenture with respect to the execution of this Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the foregoing, the Company, the Guarantors and the Trustee agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendments to the Indenture and Notes. Subject to the provisions of Section 3 hereof, the Indenture and the Notes shall be amended as follows:

(i) The following provisions of the Indenture shall be deleted in their entirety and the Company shall be released from any and all of its obligations thereunder: Section 3.09 (Offer to Purchase by Application of Excess Proceeds); Section 4.03 (Reports); Section 4.04 (Compliance Certificate); Section 4.05 (Taxes); Section 4.06 (Stay, Extension and Usury Laws); Section 4.07 (Restricted Payments); Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries); Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock); Section 4.10 (Asset Sales); Section 4.11 (Transactions with Affiliates); Section 4.12 (Liens); Section 4.13 (Business Activities); Section 4.14 (Corporate Existence); Section 4.15 (Offer to Repurchase Upon Change of Control); Section 4.16 (No Senior Subordinated Debt); Section 4.17 (Designation of Restricted and Unrestricted Subsidiaries); Section 4.18 (Payments for Consent); Section 4.19 (Additional Note Guarantees); Section 5.01 (Merger, Consolidation, or Sale of Assets); and Section 5.02 (Successor Corporation Substituted). Failure to comply with the terms of any of the foregoing sections of the Indenture shall no longer constitute a Default or Event of Default under the Indenture and shall no longer have any other consequences under the Indenture.

(ii) Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:

“Section 6.01. Events of Default

An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days; or

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise.”

(iii) Article XII of the Indenture, including Sections 12.01, 12.02, 12.03, 12.04, 12.05, 12.06, 12.07 and 12.08 thereof, is deleted in its entirety and shall be of no further force or effect. All references in the Indenture and the Notes to Article XII, or any section thereof, deleted by this Section 2 shall also be deemed deleted, and shall have no further force or effect.

(iv) Upon effectiveness of this Supplemental Indenture, the Pledgor and the Collateral Agent shall enter into one or more instruments as may be required to terminate the Pledge Agreement and any security interests in the Pledged Collateral created by the Pledge Agreement or the Indenture, and the Trustee shall enter into one or more amendments to the Intercreditor Agreement to reflect the termination of the Holders’ security interest in the Pledged Collateral. Following such actions, the Lien on the Pledged Collateral created by the Indenture and the Notes shall be deemed released, and the Pledgor may take reassignment and redelivery of the Pledged Collateral from the Collateral Agent free of any claim or right of the Trustee or the Holders under the Indenture or the Notes.

(v) Section 4 of the Notes shall be amended and restated in its entirety to read as follows:

“4. Indenture. The Company issued the Notes under an Indenture dated as of October 29, 1999 (as supplemented, the “Indenture”) among the Company, the guarantors named therein (the “Guarantors”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $400,000,000 in aggregate principal amount at maturity.”

(vi) Section 6 of the Notes shall be amended and restated in its entirety to read as follows:

“6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.”

(vii) Section 7 of the Notes shall be deleted in its entirety and the Company shall be released from any and all of its obligations thereunder.

(viii) Section 12 of the Notes shall be amended and restated in its entirety to read as follows:

“12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; and (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.”

(ix) All references in the Indenture and the Notes, each as amended by this Supplemental Indenture, to any of the provisions deleted as provided in this Section 2 shall also be deleted. All definitions set forth in Section 1.01 of the Indenture or elsewhere in the Indenture or the Notes that relate to defined terms used solely in provisions of the indenture or the Notes deleted hereby shall be deleted in their entirety.

3. Effectiveness; Operation. This Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee; provided that if the Offer is not subsequently consummated, the amendments to the Indenture and the Notes and the release of the Pledged Collateral contained in Section 2 hereof will become null and void retroactively to the date hereof, as if they had never become effective.

4. Ratification. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

5. Conflict with Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision which is required or deemed to be included in this Supplemental Indenture by any of the provisions of the TIA, such required or deemed provision shall control.

6. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7. Benefits of This Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties to the Indenture and their respective successors thereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

8. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

9. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

12. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: May 25, 2004

US UNWIRED, INC.

By:	/s/ Robert Piper
Name: Robert Piper
Title: President and CEO

GEORGIA PCS LEASING, LLC

By:	/s/ Robert Piper
Name: Robert Piper
Title: Manager/President

GEORGIA PCS MANAGEMENT, LLC

By:	/s/ Robert Piper
Name: Robert Piper
Title: Manager/President

LOUISIANA UNWIRED, LLC

By:	/s/ Robert Piper
Name: Robert Piper
Title: Manager/President

UNWIRED TELECOM CORP.

By:	/s/ Robert Piper
Name: Robert Piper
Title: President

TEXAS UNWIRED

By:	LOUISIANA UNWIRED, LLC
ITS SOLE MANAGING PARTNER

By:	/s/ Robert Piper

Its:	Manager/President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
Authorized Signatory
Michael M. Hopkins
Vice President